REVOCABLE PROXY

            SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GUARANTY
              STATE BANCORP FOR THE SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ______________, 1998

The undersigned shareholder of Guaranty State Bancorp ("Guaranty") hereby constitutes and appoints _____________, ____________________ and
__________________, or any of them, as attorneys-in-fact and proxies, with full power and substitution to represent and vote as directed below, all shares of the common stock of Guaranty held of record by the undersigned on ____________, 1998, at the Special Meeting of Shareholders of Guaranty to be held on _________, 1998 at ____ p.m., local time, at the Omni Hotel, 201 Foster Street, Durham, North Carolina, and at any adjournments thereof (the "Special Meeting").

1. PROPOSAL TO APPROVE MERGER. Proposal to approve the Amended and Restated Agreement and Plan of Reorganization and Merger dated as of November 18, 1997, and the related Plan of Merger (collectively, the "Agreement"), by and among Guaranty, Guaranty State Bank, Triangle Bank and Triangle Bancorp, Inc. ("Triangle"), and to approve the transactions contemplated therein, pursuant to which, among other matters, (i) at the effective time, Guaranty will merge with and into Triangle (the "Merger"), and (ii) each share of common stock of Guaranty outstanding immediately prior to the Merger will be converted into 1.41 shares of the common stock, no par value, of Triangle, subject to adjustment as provided in the Agreement.

         [  ]   FOR                [  ]  AGAINST                  [  ]  ABSTAIN


2. OTHER BUSINESS. To vote the shares of Guaranty common stock represented by this appointment of proxy upon such other matters as may properly come before the Special Meeting and any adjournments thereof in accordance with their best judgment.

PLEASE VOTE, SIGN AND DATE THIS APPOINTMENT OF PROXY ON THE REVERSE SIDE AND PROMPTLY RETURN IT USING THE ENCLOSED ENVELOPE.

                           (continued from other side)

         THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED AS DIRECTED ABOVE. IN THE ABSENCE OF ANY DIRECTION, THE PROXIES WILL VOTE THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY FOR PROPOSAL 1. SHOULD OTHER MATTERS PROPERLY COME BEFORE THE SPECIAL MEETING, THE PROXIES WILL BE AUTHORIZED TO VOTE THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY IN ACCORDANCE WITH THEIR BEST JUDGMENT. THIS APPOINTMENT OF PROXY MAY BE REVOKED BY THE HOLDER OF THE SHARES TO WHICH IT RELATES AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF GUARANTY A WRITTEN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE OR BY ATTENDING THE SPECIAL MEETING AND ANNOUNCING HIS OR HER INTENTION TO VOTE IN PERSON.


                                        By signing this proxy, the undersigned
                                        hereby acknowledges receipt of the
                                        Notice of Special Meeting, dated
                                        _______, 1998, and the accompanying
                                        Proxy Statement/Prospectus.


                                        Dated: _______________________________,
                                        1998




                                        ---------------------------------------
                                        Signature of Owner of Shares




                                        ----------------------------------------
                                        Signature of Joint Owner of Shares (if
                                        any)


                                        Instruction: Please sign above exactly
                                        as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the authorized capacity in which they are signing.

IMPORTANT: TO INSURE THAT A QUORUM IS PRESENT AT THE SPECIAL MEETING, PLEASE SEND IN YOUR APPOINTMENT OF PROXY WHETHER OR NOT YOU PLAN TO ATTEND. EVEN IF YOU SEND IN YOUR APPOINTMENT OF PROXY, YOU WILL BE ABLE TO VOTE IN PERSON AT THE SPECIAL MEETING IF YOU SO DESIRE.